Exhibit 99.1

For Immediate Release

April 23, 2025

Margin Expansion Drives 20% Increase in Net Interest Income

Balance Sheet Remains Source of Strength

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $4.8 million for the quarter ended March 31, 2025 compared to $4.2 million for the quarter ended March 31, 2024, an increase of $606 thousand or 14.4%.  Diluted earnings per share were $0.34 for the quarter ended March 31, 2025 compared to $0.30 for the quarter ended March 31, 2024, an increase of 13.3%.  For the quarter ended December 31, 2024, reported net income was $4.8 million or $0.33 per diluted share.

Selected Highlights

●	Earnings Accelerating – Pre-tax, pre-provision earnings (Non-GAAP) for the three months ended March 31, 2025 was $6.4 million, representing an increase of $1.7 million or 37.0% when compared to the three months ended March 31, 2024. Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

●	Significant Increase in Net Interest Income and Margin – For the three months ended March 31, 2025, the Company reported net interest income of $14.1 million, a $2.4 million or 20.0% increase over the $11.7 million reported for the three months ended March 31, 2024. The increase in net interest income was driven by growth in net interest margin. Net interest margin increased 47 basis points from 2.11% for the three months ended March 31, 2024 to 2.58% for the three months ended March 31, 2025.

●	Focused on Core Funding Growth – The Company remains focused on driving value through core funding growth. Non-interest bearing demand deposits grew 8.2% from March 31, 2024 to March 31, 2025. Non-interest bearing demand deposits increased from 21.3% of total deposits as of March 31, 2024 to 22.8% as of March 31, 2025. The Company decreased its wholesale funding sources by 8.8% from March 31, 2024 to March 31, 2025.

●	Excellent Asset Quality – As of March 31, 2025 the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets. The Company recorded no net charge-offs during the first quarter of 2025. The Company had zero loans classified as substandard as of March 31, 2025.

●	Robust Capitalization – Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of March 31, 2025. The Company’s capitalization positions it well for organic growth, potential acquisitions, share repurchases or cash dividends.

●	Growing Book Value per Share – Book value per share increased from $16.51 as of March 31, 2024 to $17.72 as of March 31, 2025, a 7.3% increase. When factoring in the $0.25 cash dividend per share paid in July 2024, the book value per share return was 8.8%.

●	20% Annual Cash Dividend Increase – On April 22, 2025, the Company declared an annual cash dividend of $0.30 per outstanding share of common stock. The dividend will be payable on July 7, 2025 to shareholders of record as of the close of business on June 27, 2025. This per share amount equates to a 20.0% increase over the 2024 annual cash dividend and marks the third consecutive increase in the annual cash dividend per share.

Chris Bergstrom, President and Chief Executive Officer, commented, “Despite a quarter marked by economic volatility, John Marshall Bank continued to expand margin, increase earnings and book loan commitments that are prudently underwritten.   In the first quarter of 2025, the Company produced $96.5 million in loan commitments; our strongest first quarter since 2022.  In March alone, we booked over $46 million in commitments.  The overlay of tariffs and government efficiency initiatives have restrained borrowing by business owners and individuals.  We believe that our commitment activity will translate into loan growth once greater economic clarity is realized.  The Washington, DC metropolitan statistical area, is one of the most vibrant and resilient metro areas in the country and the percentage of Federal employees that are not in defense or security positions, by our estimates, represents about 4% of the workforce.  In addition to solid demographic underpinnings, banking consolidation continues in the Washington, DC area dislocating both customers and experienced bankers.  Our balance sheet, represented by our strong capitalization and excellent asset quality, is a source of strength that we intend to use to grow our customer base, attract qualified bankers, increase core funding, grow loans sensibly and continue to drive earnings growth.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.27 billion at March 31, 2025, $2.23 billion at December 31, 2024, and $2.25 billion at March 31, 2024.  Total assets have increased $37.5 million or 1.7% since December 31, 2024 and increased $20.6 million or 0.9% since March 31, 2024.

Total loans, net of unearned income, increased $44.5 million or 2.4% to $1.87 billion at March 31, 2025, compared to $1.83 billion at March 31, 2024 and decreased $1.7 million during the quarter ended March 31, 2025 or 0.1% from December 31, 2024. The increase in loans from March 31, 2024, was primarily attributable to growth in the investor real estate loan and the construction & development loan portfolios, partially offset by a decrease in the commercial owner-occupied real estate loan portfolio.  Refer to the Loan, Deposit and Borrowing table for further information.

The carrying value of the Company’s fixed income securities portfolio was $215.6 million at March 31, 2025, $222.3 million at December 31, 2024 and $253.4 million at March 31, 2024. The decrease in carrying value of the Company’s fixed income securities portfolio since March 31, 2024 was primarily attributable to maturities and the amortization of the portfolio.  As of March 31, 2025, 95.3% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At March 31, 2025, 63% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At March 31, 2025, the fixed income portfolio had an estimated weighted average life of 4.2 years. The available-for-sale portfolio comprised approximately 60% of the fixed income securities portfolio and had a weighted average life of 3.1 years at March 31, 2025. The held-to-maturity portfolio comprised approximately 40% of the fixed income securities portfolio and had a weighted average life of 5.8 years at March 31, 2025.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $786.9 million as of March 31, 2025 compared to $727.3 million as of December 31, 2024 and represented 34.5% and 32.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at March 31, 2025.

Total deposits were $1.92 billion at March 31, 2025, $1.89 billion at December 31, 2024 and $1.90 billion at March 31, 2024.  During the quarter, total deposits increased $29.8 million or 1.6% when compared to December 31, 2024.  Deposits increased $21.2 million or 1.1% when compared to March 31, 2024. The Bank reduced costlier time deposits by $64.7 million since March 31, 2024. As further detailed in the tables included in this release, core funding sources have increased $35.2 million and wholesale funding sources have decreased $34.2 million since March 31, 2024. As of March 31, 2025, the Company had $660.8 million of deposits that were not insured or not collateralized compared to $627.1 million at March 31, 2024.

On September 3, 2024, the Company paid off its $77.0 million Bank Term Funding Program (“BTFP”) advance and concurrently secured three Federal Home Loan Bank (“FHLB”) advances totaling $56.0 million. The FHLB advances have a weighted average fixed interest rate of 4.01% compared to 4.76% for the retired BTFP advance.  Total borrowings as of March 31, 2025 consisted of subordinated debt totaling $24.8 million and the FHLB advances.

Shareholders’ equity increased $18.4 million or 7.8% to $253.0 million at March 31, 2025 compared to $234.6 million at March 31, 2024. Book value per share was $17.72 as of March 31, 2025 compared to $16.51 as of March 31, 2024, an increase of 7.3%. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss. This increase was partially offset by increased cash dividends paid and increased share count from shareholder option exercises and restricted share award issuances. The decrease in accumulated other comprehensive loss was attributable to decreases in unrealized losses on our available-for-sale investment portfolio due to market value increases.

The Bank’s capital ratios remained well above regulatory thresholds for well-capitalized banks. As of March 31, 2025, the Bank’s total risk-based capital ratio was 16.5%, compared to 16.1% at March 31, 2024 and 16.2% at December 31, 2024. As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at March 31, 2025 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized (Non-GAAP).  Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	March 31, 2025	December 31, 2024	March 31, 2024
Total risk-based capital ratio	10.0%	16.5%	16.2%	16.1%
Tier 1 risk-based capital ratio	8.0%	15.4%	15.2%	15.1%
Common equity tier 1 ratio	6.5%	15.4%	15.2%	15.1%
Leverage ratio	5.0%	12.6%	12.4%	11.8%

Adjusted Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	March 31, 2025	December 31, 2024	March 31, 2024
Adjusted total risk-based capital ratio	10.0%	15.7%	15.3%	15.0%
Adjusted tier 1 risk-based capital ratio	8.0%	14.6%	14.2%	14.0%
Adjusted common equity tier 1 ratio	6.5%	14.6%	14.2%	14.0%
Adjusted leverage ratio	5.0%	11.8%	11.5%	10.8%

The Company recorded no charge-offs during the first quarter of 2025, the fourth quarter of 2024 or the first quarter of 2024. As of March 31, 2025, the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets.

At March 31, 2025, the allowance for loan credit losses was $18.8 million or 1.01% of outstanding loans, net of unearned income, compared to $18.7 million or 1.02% of outstanding loans, net of unearned income, at March 31, 2024. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, resulted from changes in the Company’s loss driver analysis and assumptions, changes in the composition of the loan portfolio, and considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

At March 31, 2025, the allowance for credit losses on unfunded loan commitments was $1.1 million compared to $1.1 million at December 31, 2024.

The Company did not have an allowance for credit losses on held-to-maturity securities as of March 31, 2025 or December 31, 2024.  As of March 31, 2025, 93.4% of our held-to-maturity portfolio carried the implied guarantee of the United States Government or one of its agencies.

The Company’s owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table provides a detailed breakout of the two aforementioned segments as of March 31, 2025, demonstrating their strong debt-service-coverage and loan-to-value ratios.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	49.4%	3.3	x	54	$68,271	50.4%	2.6	x	45	$114,251
Office	57.1%	3.7	x	134	80,839	47.6%	2.0	x	55	113,936
Retail	58.1%	2.9	x	41	71,634	49.9%	1.9	x	146	456,058
Church	26.9%	2.7	x	17	29,484	- -	- -		- -	- -
Hotel/Motel	- -	- -		- -	- -	59.1%	1.5	x	10	53,030
Other(4)	37.0%	3.5	x	36	67,787	53.0%	1.9	x	8	21,728
Total				282	$318,015				264	$759,003

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of March 31, 2025.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

The following charts provide geographic detail and stated maturity summaries for the Company’s non-owner occupied office portfolio as of March 31, 2025:

Non-owner occupied office: Geography
Geography	Commitment (in 000s)	Percentage
Virginia	$78,608	65.7%
Maryland	$34,580	28.9%
DC	$5,922	5.0%
Other	$460	0.4%
Total	$119,570	100.0%

Non-owner occupied office: Maturity
Maturity Year	Commitment (in 000s)	Percentage
2025	$19.310	16.2%
2026	$5,877	4.9%
2027	$700	0.6%
2028	$19,032	15.9%
2029+	$74,651	62.4%
Total	$119,570	100.0%

Income Statement Review

The Company reported net income of $4.8 million for the first quarter of 2025, an increase of $606 thousand or 14.4% when compared to the first quarter of 2024.  Pre-tax, pre provision earnings (Non-GAAP) were $6.4 million for the three months ended March 31, 2025, a 37.0% increase compared to the $4.6 million reported for the three months ended March 31, 2024.

Net interest income for the first quarter of 2025 increased $2.4 million or 20.0% compared to the first quarter of 2024, driven primarily by the increase in loan yields, reduction in the average balance of maturing deposits and borrowings, and the increase in the average balance of loans. The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the three months ended March 31, 2025 were 2.58% and 2.58%, as compared to 2.02% and 2.09%, respectively, for the same period in the prior year.

The yield on interest earning assets was 4.99% for the first quarter of 2025 compared to 4.83% for the same period in 2024. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s commercial  real estate portfolio. The cost of interest-bearing liabilities was 3.48% for the first quarter of 2025 compared to 3.81%

for the same quarter in the prior year. The decrease in the cost of interest-bearing liabilities was primarily due to the decrease in the cost of non-maturing deposits, retail time deposits and borrowing costs.

The Company recorded a $170 thousand provision for credit losses for the first quarter of 2025 compared to a recovery of provision for credit losses of $776 thousand for the first quarter of 2024.

Non-interest income was $505 thousand for the first quarter of 2025 compared to $818 thousand for the first quarter of 2024.  The $313 thousand decrease in non-interest income was primarily attributable to a decrease of $100 thousand due to unfavorable mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation plan (“NQDC”), a $97 thousand decrease in gains recorded on the sale of the guaranteed portion of SBA 7(a) loans due to decreased sale activity, a $64 thousand decrease in swap fee income and a $39 thousand decrease in insurance commissions.

Non-interest expense increased $324 thousand or 4.1% during the first quarter of 2025 compared to the first quarter of 2024 primarily as a result of an increase in salary and employee benefit expense. The $289 thousand or 6.0%  increase in salary and employee benefit expense stemmed from the hiring of additional personnel.  The Company hired three business development officers during the three months ended March 31, 2025.  The Company’s occupancy expense decreased $44 thousand or 9.8% when comparing the three months ended March 31, 2025 to the same period in 2024.  The decrease resulted from relocating a branch to a lower cost and more favorable location.  Furniture and equipment expenses increased $19 thousand or 6.4% for the three months ended March 31, 2025 versus the comparable quarter a year ago.  The increase resulted from investment in and maintenance of technology.  Other expenses for the three months ended March 31, 2025 increased $60 thousand or 2.5% when compared to the three months ended March 31, 2024.  Increases primarily in data processing and marketing were partially offset by a reduction in professional fees.

For the three months ended March 31, 2025, annualized non-interest expense to average assets was 1.50% compared to 1.41% for the three months ended March 31 2024. The increase was primarily due to lower average assets when comparing the two periods. For the three months ended March 31, 2025, the efficiency ratio was 56.5% compared to 63.1% for the three months ended March 31, 2024. This decrease was primarily due to an increase in net interest income.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental Non-GAAP information provides a better comparison of period-to-period operating performance and unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Tax-equivalent net interest margin reflects adjustments for differences in tax treatment of interest income sources;
●	Adjusted Bank regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized; and
●	Pre-tax, pre-provision earnings excludes income tax expense and the provision for (recovery of) credit losses.

These disclosures should not be viewed as a substitute for, or more important than, financial results in accordance with GAAP, nor are they necessarily comparable to Non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table and Average Balance Sheets, Interest and Rates tables for the respective periods for a reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including charter and private schools, government contractors, health services, nonprofits and associations, professional services, property management companies and title companies. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including reduction in spending by the U.S. Government; adequacy of our allowance for loan credit losses; allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended
		March 31,
	2025		2024
Selected Balance Sheet Data
Cash and cash equivalents		$169,060		$153,016
Total investment securities		226,163		261,341
Loans, net of unearned income		1,870,472		1,825,931
Allowance for loan credit losses		18,826		18,671
Total assets		2,272,432		2,251,837
Non-interest bearing demand deposits		437,822		404,669
Interest bearing deposits		1,484,353		1,496,321
Total deposits		1,922,175		1,900,990
Federal Home Loan Bank advances		56,000		- -
Federal Reserve Bank borrowings		- -		77,000
Shareholders' equity		252,958		234,550

Summary Results of Operations
Interest income		$27,305		$26,919
Interest expense		13,208		15,175
Net interest income		14,097		11,744
Provision for (recovery of) credit losses		170		(776)
Net interest income after provision for (recovery of) credit losses		13,927		12,520
Non-interest income		505		818
Non-interest expense		8,248		7,924
Income before income taxes		6,184		5,414
Net income		4,810		4,204

Per Share Data and Shares Outstanding
Earnings per share - basic		$0.34		$0.30
Earnings per share - diluted		$0.34		$0.30
Book value per share		$17.72		$16.51
Weighted average common shares (basic)		14,223,046		14,130,986
Weighted average common shares (diluted)		14,241,114		14,181,254
Common shares outstanding at end of period		14,275,885		14,209,606

Performance Ratios
Return on average assets (annualized)		0.87%		0.75%
Return on average equity (annualized)		7.76%		7.23%
Net interest margin		2.58%		2.11%
Tax-equivalent net interest margin (Non-GAAP)(1)		2.58%		2.11%
Non-interest income as a percentage of average assets (annualized)		0.09%		0.15%
Non-interest expense to average assets (annualized)		1.50%		1.41%
Efficiency ratio		56.5%		63.1%

Asset Quality
Non-performing assets to total assets		- -%		- -%
Non-performing loans to total loans		- -%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M
Allowance for loan credit losses to total loans		1.01%		1.02%
Net charge-offs to average loans (annualized)		- -%		- -%

Loans 30-89 days past due and accruing interest	$	- -	$	- -
90 days past due and still accruing interest		- -		- -
Non-accrual loans		- -		- -
Other real estate owned		- -		- -
Non-performing assets (2)		- -		- -

Capital Ratios (Bank Level)
Equity / assets		11.9%		11.3%
Total risk-based capital ratio		16.5%		16.1%
Tier 1 risk-based capital ratio		15.4%		15.1%
Common equity tier 1 ratio		15.4%		15.1%
Leverage ratio		12.6%		11.8%

Other Information
Number of full time equivalent employees		136		132
# Full service branch offices		8		8

(1)	Non-GAAP financial measure. Refer to “Average Balance, Interest and Rates table” for further details.
(2)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	March 31,	December 31,	March 31,	Last Three	Year Over
	2025	2024	2024	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$10,541	$5,945	$5,696	77.3%	85.1%
Interest-bearing deposits in banks	158,519	116,524	147,320	36.0%	7.6%
Securities available-for-sale, at fair value	124,469	130,257	158,757	(4.4)%	(21.6)%
Securities held-to-maturity at amortized cost, fair value of $77,455, $76,270, and $77,995 at 3/31/2025, 12/31/2024, and 3/31/2024, respectively.	91,172	92,009	94,662	(0.9)%	(3.7)%
Restricted securities, at cost	7,634	7,634	4,962	- -%	53.8%
Equity securities, at fair value	2,888	2,832	2,960	2.0%	(2.4)%
Loans, net of unearned income	1,870,472	1,872,173	1,825,931	(0.1)%	2.4%
Allowance for loan credit losses	(18,826)	(18,715)	(18,671)	0.6%	0.8%
Net loans	1,851,646	1,853,458	1,807,260	(0.1)%	2.5%
Bank premises and equipment, net	1,484	1,318	1,244	12.6%	19.3%
Accrued interest receivable	5,902	5,996	6,410	(1.6)%	(7.9)%
Right of use assets	4,752	5,013	3,872	(5.2)%	22.7%
Other assets	13,425	13,961	18,694	(3.8)%	(28.2)%
Total assets	$2,272,432	$2,234,947	$2,251,837	1.7%	0.9%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$437,822	$433,288	$404,669	1.0%	8.2%
Interest-bearing demand deposits	705,386	705,097	644,580	0.0%	9.4%
Savings deposits	42,583	44,367	50,664	(4.0)%	(16.0)%
Time deposits	736,384	709,663	801,077	3.8%	(8.1)%
Total deposits	1,922,175	1,892,415	1,900,990	1.6%	1.1%
Federal Home Loan Bank advances	56,000	56,000	- -	- -%	N/M
Federal Reserve Bank borrowings	- -	- -	77,000	N/M	(100.0)%
Subordinated debt, net	24,812	24,791	24,729	0.1%	0.3%
Accrued interest payable	2,072	2,394	2,949	(13.5)%	(29.7)%
Lease liabilities	5,101	5,369	4,141	(5.0)%	23.2%
Other liabilities	9,314	7,364	7,478	26.5%	24.6%
Total liabilities	2,019,474	1,988,333	2,017,287	1.6%	0.1%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,275,885 at 3/31/25 including 50,419 unvested shares, issued and outstanding, 14,269,469 at 12/31/2024 including 54,388 unvested shares, and issued and outstanding, 14,209,606 at 3/31/2024 including 45,929 unvested shares	142	142	142	- -%	- -%
Additional paid-in capital	97,310	97,173	96,469	0.1%	0.9%
Retained earnings	164,761	159,951	150,592	3.0%	9.4%
Accumulated other comprehensive loss	(9,255)	(10,652)	(12,653)	(13.1)%	(26.9)%
Total shareholders' equity	252,958	246,614	234,550	2.6%	7.8%
Total liabilities and shareholders' equity	$2,272,432	$2,234,947	$2,251,837	1.7%	0.9%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024	% Change
	(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$24,807	$23,623	5.0%
Interest on investment securities, taxable	1,032	1,269	(18.7)%
Interest on investment securities, tax-exempt	9	9	0.0%
Dividends	123	82	50.0%
Interest on deposits in other banks	1,334	1,936	(31.1)%
Total interest and dividend income	27,305	26,919	1.4%

Interest Expense
Deposits	12,300	13,931	(11.7)%
Federal funds purchased	- -	2	(100.0)%
Federal Home Loan Bank advances	559	- -	N/M
Federal Reserve Bank borrowings	- -	893	(100.0)%
Subordinated debt	349	349	--%
Total interest expense	13,208	15,175	(13.0)%

Net interest income	14,097	11,744	20.0%

Provision for (recovery of) Credit Losses	170	(776)	(121.9)%

Net interest income after provision for (recovery of) credit losses	13,927	12,520	11.2%

Non-interest Income
Service charges on deposit accounts	82	88	(6.8)%
Other service charges and fees	153	149	2.7%
Insurance commissions	213	252	(15.5)%
Gain on sale of government guaranteed loans	36	133	(72.9)%
Non-qualified deferred compensation plan asset gains, net	24	124	(80.6)%
Other income (loss)	(3)	72	(104.2)%
Total non-interest income	505	818	(38.3)%

Non-interest Expenses
Salaries and employee benefits	5,099	4,810	6.0%
Occupancy expense of premises	407	451	(9.8)%
Furniture and equipment expenses	316	297	6.4%
Other expenses	2,426	2,366	2.5%
Total non-interest expenses	8,248	7,924	4.1%

Income before income taxes	6,184	5,414	14.2%

Income Tax Expense	1,374	1,210	13.6%

Net income	$4,810	$4,204	14.4%

Earnings Per Share
Basic	$0.34	$0.30	13.3%
Diluted	$0.34	$0.30	13.3%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2025		2024
	March 31	December 31		September 30		June 30		March 31
Profitability for the Quarter:
Interest income	$27,305		$27,995		$28,428	$26,791		$26,919
Interest expense	13,208		13,929		15,272	14,710		15,175
Net interest income	14,097		14,066		13,156	12,081		11,744
Provision for (recovery of) credit losses	170		298		400	(292)		(776)
Non-interest income	505		281		617	555		818
Non-interest expenses	8,248		7,945		8,031	7,909		7,924
Income before income taxes	6,184		6,104		5,342	5,019		5,414
Income tax expense	1,374		1,328		1,107	1,114		1,210
Net income	$4,810		$4,776		$4,235	$3,905		$4,204

Financial Performance:
Return on average assets (annualized)	0.87%		0.85%		0.73%	0.70%		0.75%
Return on average equity (annualized)	7.76%		7.71%		7.00%	6.68%		7.23%
Net interest margin	2.58%		2.52%		2.30%	2.19%		2.11%
Tax-equivalent net interest margin (Non-GAAP)	2.58%		2.52%		2.30%	2.19%		2.11%
Non-interest income as a percentage of average assets (annualized)	0.09%		0.05%		0.11%	0.10%		0.15%
Non-interest expense to average assets (annualized)	1.50%		1.41%		1.39%	1.42%		1.41%
Efficiency ratio	56.5%		55.4%		58.3%	62.6%		63.1%

Per Share Data:
Earnings per share - basic	$0.34		$0.34		$0.30	$0.27		$0.30
Earnings per share - diluted	$0.34		$0.33		$0.30	$0.27		$0.30
Book value per share	$17.72		$17.28		$17.07	$16.54		$16.51
Dividends declared per share	$ - -	$	- -	$	- -	$0.25	$	- -
Weighted average common shares (basic)	14,223,046		14,196,309		14,187,691	14,173,245		14,130,986
Weighted average common shares (diluted)	14,241,114		14,224,287		14,214,586	14,200,171		14,181,254
Common shares outstanding at end of period	14,275,885		14,269,469		14,238,677	14,229,853		14,209,606

Non-interest Income:
Service charges on deposit accounts	$82		$89		$84	$88		$88
Other service charges and fees	153		181		160	165		149
Insurance commissions	213		59		64	40		252
Gain on sale of government guaranteed loans	36		11		160	216		133
Non-qualified deferred compensation plan asset gains (losses), net	24		(62)		139	35		124
Other income (loss)	(3)		3		10	11		72
Total non-interest income	$505		$281		$617	$555		$818

Non-interest Expenses:
Salaries and employee benefits	$5,099		$4,658		$4,897	$4,875		$4,810
Occupancy expense of premises	407		417		444	448		451
Furniture and equipment expenses	316		319		304	301		297
Other expenses	2,426		2,551		2,386	2,285		2,366
Total non-interest expenses	$8,248		$7,945		$8,031	$7,909		$7,924

Balance Sheets at Quarter End:
Total loans, net of unearned income	$1,870,472		$1,872,173		$1,842,598	$1,827,187		$1,825,931
Allowance for loan credit losses	(18,826)		(18,715)		(18,481)	(18,433)		(18,671)
Investment securities	226,163		232,732		247,840	249,582		261,341
Interest-earning assets	2,255,154		2,221,429		2,259,501	2,249,350		2,234,592
Total assets	2,272,432		2,234,947		2,274,363	2,269,757		2,251,837
Total deposits	1,922,175		1,892,415		1,936,150	1,912,840		1,900,990
Total interest-bearing liabilities	1,565,165		1,539,918		1,544,498	1,577,420		1,598,050
Total shareholders' equity	252,958		246,614		243,118	235,346		234,550

Quarterly Average Balance Sheets:
Total loans, net of unearned income	$1,868,303		$1,838,526		$1,818,472	$1,810,722		$1,835,966
Investment securities	231,479		243,329		249,354	255,940		270,760
Interest-earning assets	2,220,730		2,223,725		2,277,427	2,222,658		2,247,620
Total assets	2,233,627		2,238,062		2,292,385	2,239,261		2,264,544
Total deposits	1,884,969		1,893,976		1,939,601	1,883,010		1,914,173
Total interest-bearing liabilities	1,540,974		1,532,452		1,573,631	1,551,953		1,600,197
Total shareholders' equity	251,425		246,525		240,609	235,136		233,952

Financial Measures:
Average equity to average assets	11.3%		11.0%		10.5%	10.5%		10.3%
Investment securities to earning assets	10.0%		10.5%		11.0%	11.1%		11.7%
Loans to earning assets	82.9%		84.3%		81.5%	81.2%		81.7%
Loans to assets	82.3%		83.8%		81.0%	80.5%		81.1%
Loans to deposits	97.3%		98.9%		95.2%	95.5%		96.1%

Capital Ratios (Bank Level):
Equity / assets	11.9%		11.9%		11.6%	11.4%		11.3%
Total risk-based capital ratio	16.5%		16.2%		16.3%	16.4%		16.1%
Tier 1 risk-based capital ratio	15.4%		15.2%		15.3%	15.4%		15.1%
Common equity tier 1 ratio	15.4%		15.2%		15.3%	15.4%		15.1%
Leverage ratio	12.6%		12.4%		11.9%	12.2%		11.8%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2025		2024
	March 31		December 31		September 30		June 30		March 31
Loans	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans	$46,479	2.5%	$47,612	2.5%	$39,741	2.2%	$41,806	2.3%	$42,779	2.3%
Commercial PPP loans	124	0.0%	124	0.0%	126	0.0%	127	0.0%	129	0.0%
Commercial owner-occupied real estate loans	318,087	17.1%	329,222	17.6%	343,906	18.7%	349,644	19.2%	356,335	19.6%
Total business loans	364,690	19.6%	376,958	20.2%	383,773	20.9%	391,577	21.5%	399,243	21.9%

Investor real estate loans	759,002	40.7%	757,173	40.5%	726,771	39.5%	722,419	39.6%	692,418	38.0%
Construction & development loans	173,270	9.3%	164,988	8.8%	161,466	8.8%	138,744	7.6%	151,476	8.3%
Multi-family loans	95,556	5.1%	94,695	5.1%	91,426	5.0%	91,925	5.1%	94,719	5.2%
Total commercial real estate loans	1,027,828	55.1%	1,016,856	54.4%	979,663	53.3%	953,088	52.3%	938,613	51.5%

Residential mortgage loans	472,747	25.3%	472,932	25.3%	473,787	25.8%	476,764	26.2%	482,254	26.5%
Consumer loans	809	0.0%	906	0.0%	877	0.0%	876	0.0%	772	0.1%
Total loans	$1,866,074	100.0%	$1,867,652	100.0%	$1,838,100	100.0%	$1,822,305	100.0%	$1,820,882	100.0%
Less: Allowance for loan credit losses	(18,826)		(18,715)		(18,481)		(18,433)		(18,671)
Net deferred loan costs (fees)	4,398		4,521		4,498		4,882		5,049
Net loans	$1,851,646		$1,853,458		$1,824,117		$1,808,754		$1,807,260

	2025		2024
	March 31		December 31		September 30		June 30		March 31
Deposits	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits	$437,822	22.8%	$433,288	22.9%	$472,422	24.4%	$437,169	22.8%	$404,669	21.3%
Interest-bearing demand deposits:
NOW accounts(1)	355,752	18.5%	355,840	18.8%	324,660	16.8%	321,702	16.8%	318,445	16.8%
Money market accounts(1)	349,634	18.2%	349,257	18.5%	360,725	18.6%	346,249	18.1%	326,135	17.1%
Savings accounts	42,583	2.2%	44,367	2.3%	43,779	2.3%	45,884	2.4%	50,664	2.7%
Certificates of deposit
$250,000 or more	322,630	16.8%	315,549	16.7%	334,591	17.3%	339,908	17.8%	355,766	18.7%
Less than $250,000	79,305	4.1%	83,060	4.4%	86,932	4.5%	91,258	4.8%	99,694	5.2%
QwickRate® certificates of deposit	249	0.0%	249	0.0%	4,119	0.2%	4,119	0.2%	5,117	0.3%
IntraFi® certificates of deposit	36,522	1.9%	34,288	1.8%	32,801	1.7%	32,922	1.7%	34,443	1.8%
Brokered deposits	297,678	15.5%	276,517	14.6%	276,121	14.2%	293,629	15.4%	306,057	16.1%
Total deposits	$1,922,175	100.0%	$1,892,415	100.0%	$1,936,150	100.0%	$1,912,840	100.0%	$1,900,990	100.0%

Borrowings
Federal Home Loan Bank advances	56,000	69.3%	56,000	69.3%	56,000	69.3%	- -	0.0%	- -	0.0%
Federal Reserve Bank borrowings	- -	0.0%	- -	0.0%	- -	0.0%	77,000	75.7%	77,000	75.7%
Subordinated debt, net	24,812	30.7%	24,791	30.7%	24,770	30.7%	24,749	24.3%	24,729	24.3%
Total borrowings	$80,812	100.0%	$80,791	100.0%	$80,770	100.0%	$101,749	100.0%	$101,729	100.0%

Total deposits and borrowings	$2,002,987		$1,973,206		$2,016,920		$2,014,589		$2,002,719

Core customer funding sources (2)	$1,624,248	82.1%	$1,615,649	82.9%	$1,655,910	83.1%	$1,615,092	81.2%	$1,589,816	80.4%
Wholesale funding sources (3)	353,927	17.9%	332,766	17.1%	336,240	16.9%	374,748	18.8%	388,174	19.6%
Total funding sources	$1,978,175	100.0%	$1,948,415	100.0%	$1,992,150	100.0%	$1,989,840	100.0%	$1,977,990	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$230,100	$1,155	2.04%	$269,380	$1,351	2.02%
Tax-exempt(1)	1,379	11	3.24%	1,380	11	3.21%
Total securities	$231,479	$1,166	2.04%	$270,760	$1,362	2.02%
Loans, net of unearned income(2):
Taxable	1,851,627	24,679	5.41%	1,813,528	23,458	5.20%
Tax-exempt(1)	16,676	162	3.94%	22,438	209	3.75%
Total loans, net of unearned income	$1,868,303	$24,841	5.39%	$1,835,966	$23,667	5.18%
Interest-bearing deposits in other banks	$120,948	$1,334	4.47%	$140,894	$1,936	5.53%
Total interest-earning assets	$2,220,730	$27,341	4.99%	$2,247,620	$26,965	4.83%
Total non-interest earning assets	13,031			16,924
Total assets	$2,233,761			$2,264,544
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$357,206	2,127	2.41%	$313,478	$2,199	2.82%
Money market accounts	339,248	2,281	2.73%	324,753	2,576	3.19%
Savings accounts	43,062	104	0.98%	53,064	175	1.33%
Time deposits	720,658	7,788	4.38%	808,845	8,981	4.47%
Total interest-bearing deposits	$1,460,174	$12,300	3.42%	$1,500,140	$13,931	3.73%
Federal funds purchased	—	—	N/M	110	2	7.31%
Subordinated debt	24,799	349	5.71%	24,716	349	5.68%
Federal Reserve Bank borrowings	—	—	N/M %	75,231	893	4.77%
Federal Home Loan Bank advances	56,001	559	4.05%	—	—	NM %
Total interest-bearing liabilities	$1,540,974	$13,208	3.48%	$1,600,197	$15,175	3.81%
Demand deposits	424,795			414,033
Other liabilities	16,433			16,362
Total liabilities	$1,982,202			$2,030,592
Shareholders’ equity	$251,559			$233,952
Total liabilities and shareholders’ equity	$2,233,761			$2,264,544

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$14,133	1.51%		$11,790	1.02%
Less: tax-equivalent adjustment		36			46
Net interest income and spread (GAAP)		$14,097	1.51%		$11,744	1.02%

Interest income/earning assets			4.99%			4.83%
Interest expense/earning assets			2.41%			2.72%
Net interest margin			2.58%			2.11%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			4.99%			4.83%
Interest expense/earning assets			2.41%			2.72%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.58%			2.11%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $36 thousand and $46 thousand for the three months ended March 31, 2025 and March 31, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of March 31, 2025 and March 31, 2024.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	March 31, 2025	December 31, 2024	March 31, 2024
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$300,729	$295,119	$286,038
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	9,328	10,732	12,781
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,836	12,353	13,040
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$280,565	$272,034	$260,217

Tier 1 capital (GAAP)	$281,335	$276,468	$267,795
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	9,328	10,732	12,781
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,836	12,353	13,040
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$261,171	$253,383	$241,974

Risk weighted assets (GAAP)	$1,822,248	$1,819,888	$1,774,474
Less: Risk weighted available-for-sale securities	19,154	19,623	23,356
Less: Risk weighted held-to-maturity securities	16,320	16,462	16,934
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,786,774	$1,783,803	$1,734,184

Total average assets for leverage ratio (GAAP)	$2,230,821	$2,235,952	$2,262,501
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	9,328	10,732	12,781
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	10,836	12,353	13,040
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,210,657	$2,212,867	$2,236,680

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	16.5%	16.2%	16.1%
Adjusted total risk-based capital ratio (Non-GAAP) (3)	15.7%	15.3%	15.0%

Tier 1 capital ratio (4)
Tier 1 risk-based capital ratio (GAAP)	15.4%	15.2%	15.1%
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.6%	14.2%	14.0%

Common equity tier 1 ratio (6)
Common equity tier 1 ratio (GAAP)	15.4%	15.2%	15.1%
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.6%	14.2%	14.0%

Leverage ratio (8)
Leverage ratio (GAAP)	12.6%	12.4%	11.8%
Adjusted leverage ratio (Non-GAAP) (9)	11.8%	11.5%	10.8%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7)	The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9)	The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Pre-tax, pre-provision earnings (Non-GAAP)
Income before income taxes	$6,184	$6,104	$5,414
Adjustment: Provision for (recovery of) credit losses	170	298	(776)
Pre-tax, pre-provision earnings (Non-GAAP)(1)	$6,354	$6,402	$4,638

(1)	Pre-tax, pre-provision earnings is calculated by adjusting income before taxes for provision for (recovery of) credit losses.